Exhibit 10.19

AMENDMENT TO THE

PROFESSIONAL BRANCH MANAGER RETENTION PROGRAM

UNDER THE LEGG MASON, INC. 1996 EQUITY INCENTIVE PLAN

WHEREAS, the Compensation Committee of Legg Mason, Inc. (the “Compensation Committee”) previously adopted the Professional Branch Manager Retention Program (the “Program”) under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time; and

WHEREAS, in connection with the transactions contemplated by the Transaction Agreement, dated as of June 23, 2005, (the “Transaction Agreement”) by and between Citigroup Inc. and Legg Mason, Inc. (“Legg Mason”), the Compensation Committee desires to amend the Program, in accordance with Section 20 thereof, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, to (i) provide for the accelerated vesting of that portion of the retention award credited to the account of each branch manager who is a PC/CM Continuing Business Employee (as defined in the Transaction Agreement”), that is scheduled to vest on or before December 31, 2006, (ii) provide that, for purposes of the Program, the employment of each branch manager who is a PC/CM Continuing Business Employee will terminate as of the Closing Date (as defined in the Transaction Agreement), and (iii) provide that, effective as of the Closing Date, the Program shall terminate and all vested accounts thereunder shall be paid out as soon as practicable.

NOW, THEREFORE, effective as of the Closing Date, the Program is hereby amended as follows:

1. Section 1 of the Program is hereby amended by adding the following at the end thereof:

In connection with the transactions contemplated by the Transaction Agreement, the Compensation Committee of the Company has approved certain amendments to the Program, effective as of the Closing Date and contingent upon the consummation of the transactions contemplated by the Transaction Agreement, to (i) provide for the accelerated vesting of that portion of the Retention Award credited to the Account of each Branch Manager who is a PC/CM Continuing Business Employee, that is scheduled to vest on or before December 31, 2006 and (ii) provide that, for purposes of the Program, the employment of each Branch Manager who is a PC/CM Continuing Business Employee shall terminate as of the Closing Date.

2. The following definition is hereby added to Section 2 of the Program:

“Closing Date” has the meaning set forth in the Transaction Agreement.

3. The following definition is hereby added to Section 2 of the Program:

“PC/CM Continuing Business Employee” has the meaning set forth in the Transaction Agreement.

4. The following definition is hereby added to Section 2 of the Program:

“Transaction Agreement” means the Transaction Agreement, dated as of June 23, 2005, by and between Legg Mason and Citigroup Inc.

5. Section 7(b) of the Program is hereby amended by adding the following paragraph at the end thereof:

Contingent upon the consummation of the transactions contemplated by the Transaction Agreement, for purposes of determining the amount of any distribution payable to any Branch Manager who is a PC/CM Continuing Business Employee, the amount of the Branch Manager’s Retention Awards credited to the Branch Manager’s Account that is scheduled to vest on or before December 31, 2006, shall be fully vested as of the Closing Date. Such Branch Manager’s Account shall be distributed in accordance with the terms and conditions of the Program. As a result of, and subject to, the consummation of the transactions contemplated by the Transaction Agreement, for purposes of the Program, the employment of each Branch Manager who is a PC/CM Continuing Business Employee. Accordingly, contingent upon the consummation of the transactions contemplated by the Transaction Agreement, with respect to any portion of such Branch Manager’s Retention Awards credited to such Branch Manager’s Account that is scheduled to vest on or after January 1, 2007, the unvested portion of such Branch Manager’s Account shall be forfeited in its entirety without any payment therefor.

6. Section 8 of the Program is hereby amended by adding the following subsection (e) at the end thereof:

Notwithstanding the foregoing, with respect to any amounts payable pursuant to the last paragraph of Section 7(b), payments shall be made as soon as practicable.

7. Section 20 of the Program is hereby amended by adding the following sentence at the end thereof:

Effective as of the Closing Date, the Plan shall be terminated and all vested Accounts shall be paid out as soon as practicable.

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